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                                                                      Exhibit 14



                             JOINT FILING AGREEMENT

     We, the signatories of this Statement on Schedule 13D to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: September 10, 2003


                                   HONG LEONG ASIA LTD.


                                   By: /s/ Wrixon Frank Gasteen
                                       ---------------------------
                                       Name:  Wrixon Frank Gasteen
                                       Title: Director and Chief Executive
                                              Officer


                                   HL TECHNOLOGY SYSTEMS PTE LTD

                                   By: /s/ Philip Ting Sii Tien
                                       ---------------------------
                                       Name:  Philip Ting Sii Tien
                                       Title: Director


                                   HONG LEONG (CHINA) LIMITED


                                   By: /s/ Kwek Leng Peck
                                       ---------------------------
                                       Name:  Kwek Leng Peck
                                       Title: Director


                                   FLITE TECHNOLOGY INDUSTRIES PTE LTD


                                   By: /s/ Philip Ting Sii Tien
                                       ---------------------------
                                       Name:  Philip Ting Sii Tien
                                       Title: Director


                                   LYDALE PTE LTD


                                   By: /s/ Wrixon Frank Gasteen
                                       ---------------------------
                                       Name:  Wrixon Frank Gasteen
                                       Title: Director